AMENDMENT
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated June 8, 1999 by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Principal Life Insurance Company and Princor Financial Services Corporation (collectively, the “parties”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds).
     The Parties hereby agree to amend the agreement as follows:
     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

PRINCIPAL LIFE INSURANCE COMPANY

Attest:	/s/ Cynthia Switzer		By:	/s/ Sara Wiener

	Name:	Cynthia Switzer		Name:	Sara Wiener
	Title:	Paralegal Analyst		Title:	Director — Product Mgmt

PRINCOR FINANCIAL SERVICES CORPORATION

Attest:	/s/ Cynthia Switzer		By:	/s/ Marty Richardson

	Name:	Cynthia Switzer		Name:	Marty Richardson
	Title:	Paralegal Analyst		Title:	V.P. Broker Dealer Operation

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